American Telecom Services Announces Major Expansion in Distribution at the World’s Largest Retailer

World’s Top Retailer Adds Company’s Top Selling Pay N’ Talk & Internet Phones to its Web Distribution

FOR IMMEDIATE RELEASE

City of Industry, California, September 19, 2007 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions, today announced that several new models of its top selling product lines, Pay N’ Talk DECT 6.0 telephone handsets and an Award Winning Internet Phone will be sold through the dotcom of the world’s largest retailer.     Customers who purchase any of these American Telecom phones, can save hundreds of dollars on their phone bills, and control costs with the use of the pre-paid services that are bundled with the phones.

Bruce Hahn, American Telecom Services’ Chief Executive Officer, commented, “We are pleased to be expanding our relationship just in time for the important Christmas selling season.  In May of this year, we began selling our products in selected stores at this retailer.  Now, by adding our new products to the website, we have successfully expanded our distribution for both of our major product lines into the “brick and mortar” and the “e-tailing” sites of the world’s biggest retailer.”

This new offering will allow the retailer’s customers to purchase American Telecom’s award winning products at very competitive prices and to receive, free of charge, a substantial number of free long distance minutes bundled into each of the Pay N’ Talk products.  After the consumer uses all of the free minutes to try the service, consumers may purchase additional minutes at 3.9 cents per minute to the U.S. & 195 cities in Mexico, which creates recurring revenue streams for American Telecom Services and our retail partner.”

About American Telecom Services

American Telecom Services, a leader in converged communications solutions, provides consumers with “Good Reasons to Pick-Up the Phone.” American Telecom Services combines new Interference Free DECT 6.0 feature rich telephones bundled with a variety of pre-paid long distance and Voice over Internet Protocol (VoIP or Internet Phone) calling plans designed to save consumers up to 60% on their telecom service costs. The Company offers the only prepaid home phones bundled with Pay N' Talk prepaid residential long-distance services powered by IDT Telecom (patent-pending) and is the only provider of DigitalClear™ Internet phones that include an adapter and router built right into the base of the cordless phones (patent-pending); Just “Plug In & Save!” The DigitalClear product line offers consumers the opportunity to save up to $500 on their phone services using phones bundled with VoIP services. Consumers who do not possess high-speed Internet service at home can purchase the service with the only "ONE Box Solution" offered with all DigitalClear products. American Telecom Service's products are available nationally at more than 24,000 retail locations. Visit http://www.atsphone.com for Company and product information.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated December 11, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact: Company	Investors:
Bruce Hahn, CEO	Joe Noel
(310) 871-9904	(415) 710-5464
(404) 261-7466	(925) 922-2560
Bruce.Hahn@atsphone.com	jnoel@emerginggrow.com

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